EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Nuance Communications, Inc.
Burlington, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-142182, 333-100648, and 333-61862), and Form S-8 (Nos. 333-141819, 333-134687, 333-128396, 333-124856, 333-122718, 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425, and 333-04131) of Nuance Communications, Inc. of our reports dated November 29, 2007, relating to the consolidated financial statements and the effectiveness of Nuance Communications, Inc.’s internal control over financial reporting, which appears in this Form 10-K. Our report relating to the consolidated financial statements indicated that Nuance Communications, Inc. adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — An Amendment of FASB Statements No. 87, 88, 106 and 132(R),” effective September 30, 2007.

/s/ BDO Seidman, LLP
Boston, Massachusetts

November 29, 2007